CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
First Variable Life Insurance Company and
Policyholders of Separate Account VL

We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 30, 2001, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - Separate Account VL dated March 9, 2001, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-6, No. 333-19193) of Capital Solutions VUL.


Chicago, Illinois
April 20, 2001



                Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company--Separate Account VL, in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-19193) and the related Prospectus of First Variable Life Insurance Company.




                                                              ERNST & YOUNG LLP


Chicago, Illinois
April 20, 2001